EXHIBIT 99

NEWS RELEASE


FOR IMMEDIATE RELEASE                       Contact: Robert E. Evans
---------------------                                President and CEO
February 19, 2003                                    (740) 373-3155



                   PEOPLES BANCORP TO PRESENT AT MIDWEST 2003
                         SUPER-COMMUNITY BANK CONFERENCE
                 -----------------------------------------------

         MARIETTA, Ohio - Peoples announced the company will make an investor presentation at the sixth annual Midwest 2003 Super-Community Bank Conference on February 25-26, 2003, in Chicago, Illinois.
         Twenty-two of the leading small and mid-cap banks in the Midwest are sponsoring the annual conference for the benefit of institutional investors and analysts from leading brokerage firms.
         Peoples is scheduled to present Wednesday, February 26th at 10:20 am
(EST). The presentation slides and live audio web cast will be available through Peoples' website at www.peoplesbancorp.com or via www-super-communitybanking.com. Please log on to the web site at least 15 minutes prior to the call to download and install any necessary software. For those unable to attend the live web cast, a replay will be available for 60 days at peoplesbancorp.com. There is no charge to access the web cast.
         Peoples Bancorp Inc., a diversified financial products and services company with $1.6 billion in assets, offers a complete line of banking, investment, insurance, and trust solutions through Peoples Bank's 45 offices and 30 ATMs in Ohio, West Virginia, and Kentucky. Peoples' common shares are traded on the NASDAQ national market under the symbol "PEBO" and Peoples is a member of the Russell 3000 index of US publicly traded companies. Learn more about Peoples and its on online banking capabilities at www.peoplesbancorp.com.


                                 END OF RELEASE